Exhibit  32

                           Section  1350  Certification

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), H. Douglas Saathoff, the Chief Executive Officer and the Principal Accounting and Financial Officer of Nighthawk Systems, Inc., certifies that (i) the Quarterly Report on Form 10-QSB for the period ended March 31, 2006 fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Nighthawk Systems, Inc.

A signed original of this written statement required by Section 906 has been provided to Nighthawk Systems, Inc. and will be retained by Nighthawk Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


Date:  May  22,  2006    By:  /s/  H.  Douglas  Saathoff
                                 ----------------------------------
                                 H.  Douglas  Saathoff,
                                 Chief  Executive  Officer  and  Principal
                                 Accounting  and  Financial  Office